Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Drive Shack Inc. 2018 Omnibus Incentive Plan of our reports dated March 13, 2018, with respect to the consolidated financial statements of Drive Shack Inc. and the effectiveness of internal control over financial reporting of Drive Shack Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
June 29, 2018